CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated February 2, 2018 relating to the consolidated financial statements as of December 31, 2017 and the year ended December 31, 2017.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

November 8, 2019